UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DEERFIELD TRIARC CAPITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-2008622
(State of Incorporation)	(IRS Employer Identification No.)

8700 West Bryn Mawr, 12th Floor
Chicago, Illinois	60631
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-123762.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:

Common Stock, par value $0.001 per share	New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act: None.

This filing relates to the Original Listing Application filed by the registrant with the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock” in the Prospectus contained in the Registration Statement on Form S-11 (File No. 333-123762), as initially filed with the Securities and Exchange Commission on April 1, 2005, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEERFIELD TRIARC CAPITAL CORP.

Date: June 28, 2005	By: /s/ Jonathan W. Trutter
	Name:	Jonathan W. Trutter
	Title:	Chief Executive Officer